As filed with the Securities and Exchange Commission on October 5, 2007

                                                       Registration No. 33-57364
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              COMPUWARE CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

               Michigan                                  38-2007430
    (State or Other Jurisdiction of                   (I.R.S. Employer
     Incorporation or Organization)                   Identification No.)

                One Campus Martius, Detroit, Michigan 48226-5099
                                 (313) 227-7300
    (Address, including zip code, and telephone number, including area code, of principal executive offices)

             Compuware Corporation 1986 Incentive Stock Option Plan
                  Compuware Corporation 1990 Stock Option Plan
             Compuware Corporation 1990 Stock Option Plan (CENTURA)
                  Compuware Corporation 1992 Stock Option Plan
       Compuware Corporation Stock Option Plan for Non-Employee Directors
               Compuware Corporation Fiscal 1993 Stock Option Plan

                            (Full Title of the Plan)

                             Thomas M. Costello, Jr.
              Senior Vice President, General Counsel and Secretary
                               One Campus Martius
                             Detroit, MI 48226-5099
                                 (313) 227-7300
   (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                EXPLANATORY NOTE

Compuware Corporation (the "Registrant") has filed Registration Statement No. 33-57364 covering 50,232,240 shares (adjusted to reflect subsequent stock splits) of its common stock (the "Registered Shares") for issuance under the Compuware Corporation 1986 Incentive Stock Option Plan, the Compuware Corporation 1990 Stock Option Plan and the Compuware Corporation 1990 Stock Option Plan (CENTURA) (the "Terminated Plans"). The Registrant does not intend to make further grants under the Terminated Plans and there are no options outstanding under the Terminated Plans. As a result, the Registrant now desires to discontinue the registration of the remaining 33,628,080 Registered Shares covered by Registration Statement No. 33-57364 relating to the Terminated Plans, and is filing this Post-Effective Amendment for such purpose. Registration Statement No. 33-57364 also registered shares for issuance pursuant to the Compuware Corporation 1992 Stock Option Plan, the Compuware Corporation Stock Option Plan for Non-Employee Directors and the Compuware Corporation Fiscal 1993 Stock Option Plan, which are not being deregistered by this Post-Effective Amendment.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan on October 5, 2007.

                                   COMPUWARE CORPORATION

                               By: /s/ Laura L. Fournier
                                       ----------------------
                                       Laura L. Fournier
                                       Senior Vice President, Chief Financial
                                       Officer and Treasurer


      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated on October 5, 2007.

         Signature                                           Title
--------------------------------------------------------------------------------
    /s/ Peter Karmanos, Jr.             Chairman of the Board, Chief Executive
    ----------------------------        Officer and Director (principal
    Peter Karmanos, Jr.                 executive officer)


    /s/ Laura L. Fournier               Senior Vice President, Chief Financial
    ---------------------------         Officer and Treasurer (principal
    Laura L. Fournier                   financial officer and principal
                                        accounting officer)

    /s/ Dennis W. Archer                Director
    ---------------------------
    Dennis W. Archer


    ----------------------------
    Gurminder S. Bedi                   Director


    /s/ William O. Grabe
    ----------------------------
    William O. Grabe                    Director


    /s/ William R. Halling
    ----------------------------
    William R. Halling                  Director


    /s/ Faye Alexander Nelson
    ----------------------------
    Faye Alexander Nelson               Director


    /s/ Glenda D. Price
    ----------------------------
    Glenda D. Price                     Director


    /s/ W. James Prowse
    ----------------------------
    W. James Prowse                     Director


    /s/ G. Scott Romney
    ----------------------------
    G. Scott Romney                     Director